BROADRIDGE FINANCIAL SOLUTIONS, INC. - KEY STATS
INVESTOR COMMUNICATION SOLUTIONS SEGMENT
Q2 FY16
(in millions)

Exhibit 99.3
RC= Recurring
ED= Event Driven

	Fee Revenues		2Q15		2Q16		YTD FY15		YTD FY16	Type
Proxy	**Equities**	$	27.6	$	32.0	$	54.2	$	61.0	RC
	Stock Record Position Growth		*7%*		*4%*		*7%*		*2%*	
	Pieces		*25.1*		*26.8*		*44.4*		*49.1*	
	Mutual Funds	$	11.0	$	20.6	$	21.0	$	30.6	ED
	Pieces		*16.8*		*32.9*		*31.4*		*46.8*	
	Contests/Specials	$	8.4	$	7.2	$	12.2	$	14.1	ED
	Pieces		*8.8*		*7.1*		*12.2*		*14.8*	
	Total Proxy	$	47.0	$	59.8	$	87.4	$	105.7	
	Total Pieces		*50.7*		*66.8*		*88.0*		*110.7*	
	Notice and Access Opt-in %		*73%*		*80%*		*65%*		*73%*	
	Suppression %		*61%*		*60%*		*60%*		*63%*	
Interims	**Mutual Funds (Annual/Semi-Annual Reports/Annual Prospectuses)**	$	39.6	$	43.0	$	80.4	$	88.3	RC
	Position Growth		*8%*		*4%*		*8%*		*5%*	
	Pieces		*192.3*		*188.2*		*389.7*		*394.4*	
	Mutual Funds (Supplemental Prospectuses) & Other	$	10.8	$	13.1	$	23.1	$	24.7	ED
	Pieces		*49.3*		*70.2*		*110.4*		*127.8*	
	Total Interims	$	50.4	$	56.1	$	103.5	$	113.0	
	Total Pieces		*241.6*		*258.4*		*500.1*		*522.2*	
Transaction Reporting	**Transaction Reporting/Customer Communications**	$	39.3	$	41.6	$	78.6	$	81.1	RC
Fulfillment	**Fulfillment**	$	39.3	$	34.7	$	76.0	$	69.4	RC
Emerging, Acquired, and Other	**Emerging/Acquired**	$	50.0	$	67.2	$	102.2	$	134.6	RC
	Other	$	7.3	$	16.1	$	16.1	$	25.6	ED
	Total Emerging, Acquired and Other	$	57.3	$	83.3	$	118.3	$	160.2	
	Total Fee Revenues	$	233.3	$	275.5	$	463.8	$	529.4	
	Total Distribution Revenues	$	170.6	$	196.2	$	334.5	$	372.0	
	Total Revenues	$	403.9	$	471.7	$	798.3	$	901.4	
	Total RC Fees	$	195.8	$	218.5	$	391.4	$	434.4	
	% RC Growth		*13%*		*12%*		*11%*		*11%*	
	Total ED Fees	$	37.5	$	57.0	$	72.4	$	95.0

BROADRIDGE FINANCIAL SOLUTIONS, INC. ‐ KEY STATS RC= Recurring GLOBAL TECHNOLOGY AND OPERATIONS SEGMENT ED= Event Driven Q2 FY16 (in millions) 2Q15 2Q16 FY15 YTD FY16 YTD Type Equity Transaction-Based Equity Trades 35.4$ 33.2$ 66.9$ 66.0$ RC Internal Trade Volume (Average Trades per Day in '000) 1,014 960 952 959 Internal Trade Growth 9% -5% 5% 1% Trade Volume (Average Trades per Day in '000) 1,030 971 964 965 Non-Transaction Other Equity Services 108.1 115.8 209.1 229.1 RC Total Equity 143.5$ 149.1$ 276.0$ 295.1$ Fixed Income Transaction-Based Fixed Income Trades 14.5$ 14.4$ 28.9$ 29.0$ RC Internal Trade Volume (Average Trades per Day in '000) 316 311 310 314 Internal Trade Growth 2% -2% -1% 1% Trade Volume (Average Trades per Day in '000) 324 319 319 322 Non-Transaction Other Fixed Income Services 16.3$ 16.8$ 32.0$ 33.0$ RC Total Fixed Income 30.8$ 31.2$ 60.9$ 62.0$ Total Revenues 174.3$ 180.3$ 336.9$ 357.0$